================================================================================
                          Partnership of:

[DALE MATHESON            Robert J Burkart, Inc.      James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE      Alvin F Dale, Ltd.          Peter J Donaldson, Inc.
--------------------      Wilfred A. Jacobson, Inc.   Reginald J. LaBonte, Ltd.
                          Robert J Matheson, Inc.     Rakesh I. Patel, Inc.
                          Fraser G Ross, Ltd.         Brian A. Shaw, Inc.
                          Anthony L. Soda, Inc.
--------------------------------------------------------------------------------


October 2, 2006



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Fitness Xpress Software Inc. - Form SB-2 Registration Statement


Dear Sirs:

As an independent  registered  public  accounting firm, we hereby consent to the
inclusion  or  incorporation  by  reference  in  this  Form  SB-2   Registration
Statement, dated October 2, 2006, of the following:

|X| Our Report to the Stockholders and Board of Directors of Arbutus Resources Inc. dated June 12, 2006 on the financial statements of the Company for period ended January 31, 2006 and 2005 and the period from inception on February 10, 2006 to April 30, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


Dale Matherson Carr-Hilton Labonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada


Vancouver   Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1
Offices:    Tel: 604 687 4747  Fax: 604 687 4216

Surrey      Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9
Office      Tel: 604 682 2778  Fax: 604 689 2778
            Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4
            Tel: 604 572 4586  Fax: 604 572 4587